Exhibit 99.1

Name and Address of Reporting Person:	Brookfield Asset Management Inc. Brookfield Place 181 Bay Street, Suite 300 PO Box 762 Toronto, CAN M5J2T3

Issuer Name and Ticker or Trading Symbol:	Vistra Corp. [VST]

Date of Event Requiring Statement (Month/Day/Year):	March 12, 2020

(1)
This Form 3 is being jointly filed by and on behalf of each of the following persons (each a “Reporting Person”): Brookfield Titan Holdings LP  (“Titan Holdings”); Titan Co-Investment-RBS, L.P. (“Titan RBS”);  Titan Co-Investment-AC, L.P. (“Titan AC”); Titan Co-Investment-CN, L.P. (“Titan CN”); Titan Co-Investment-DS, L.P. (“Titan DS”); Titan Co-Investment-FN, L.P. (“Titan FN”); Titan Co-Investment-GLH, L.P. (“Titan GLH”); Titan Co-Investment-HI, L.P. (“Titan HI”); Titan Co-Investment-ICG, L.P. (“Titan ICG”); Titan Co-Investment-LB, L.P. (“Titan LB”); Titan Co-Investment-MCG, L.P. (“Titan MCG”); Titan Co-Investment-MRS, L.P. (“Titan MRS” and together with Titan AC, Titan CN, Titan DS, Titan FN, Titan GLH, Titan HI, Titan ICG, Titan LB, Titan MCG and Titan RBS, the “Titan Vehicles”); Titan Co-Investment GP, LLC (“Titan Co-Invest”); BCP Titan Aggregator, L.P. (“Aggregator”); BCP Titan Sub Aggregator, L.P. (“Sub Aggregator” and together with Aggregator, the “Aggregator Vehicles” and together with Titan Holdings and the Titan Vehicles, the “Investment Vehicles”); Brookfield Asset Management (“BAM”); Partners Limited (“Partners”); Brookfield Private Equity Inc. (“BPE”); (Brookfield US Inc. (“BUSI”); Brookfield Private Equity Direct Investments Holdings LP (“BPE DIH”); Brookfield Private Equity Group Holdings LP (“BPEGH”); Brookfield Capital Partners Ltd. (“BCPL”); Brookfield Holdings Canada Inc. (“BHC”); Brookfield Private Funds Holdings Inc. (“BPFH”); Brookfield Canada Adviser, LP (“BCA”); and Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P. (“BAMPIC”).

(2)
Represents: 6,625,154 shares of Common Stock owned by Titan Holdings, including 772,128 shares of Common Stock representing Titan Holdings’ interest in Longhorn Capital GS L.P. (“Longhorn”); 1,280 shares of Common Stock owned by Titan Co-Investment-RBS, L.P. (“Titan RBS”); 572,911 shares of Common Stock owned by Titan AC, including 130,445 shares of Common Stock representing Titan AC’s interest in Longhorn; 1,141 shares of Common Stock owned by Titan CN; 141,767 shares of Common Stock owned by Titan Co-Investment-DS, L.P. (“Titan DS”); including 1,929 shares of Common Stock representing Titan DS’s interest in Longhorn; 258,758 shares of Common Stock owned by Titan Co-Investment-FN, L.P. (“Titan FN”), including 35,374 shares of Common Stock representing Titan FN’s interest in Longhorn; 790 shares of Common Stock held directly by Titan Co-Investment-GLH, L.P. (“Titan GLH”); 751,104 shares of Common Stock owned by Titan HI, including 74,744 shares of Common Stock representing Titan HI’s interest in Longhorn; 669,021 shares of Common Stock owned by Titan Co-Investment-ICG, L.P. (“Titan ICG”), including 105,183 shares of Common Stock representing Titan ICG’s interest in Longhorn; 283,533 shares of Common Stock owned by Titan Co-Investment-LB, L.P. (“Titan LB”), including 3,858 shares of Common Stock representing Titan LB’s interest in Longhorn; 1,291 shares of Common Stock owned by Titan Co-Investment-MCG, L.P. (“Titan MCG”); 570,534 shares of Common Stock owned by Titan Co-Investment-MRS, L.P. (“Titan MRS” and together with Titan AC, Titan CN, Titan DS, Titan FN, Titan GLH, Titan HI, Titan ICG, Titan LB, Titan MCG and Titan RBS, the “Titan Vehicles”), including 7,884 shares of Common Stock representing Titan MRS’s interest in Longhorn; 4,505,400 shares of Common Stock owned by BCP Titan Aggregator, L.P. (“Aggregator”); 5,472,721 shares of Common Stock owned by BCP Titan Sub Aggregator, L.P. (“Sub Aggregator” and together with Aggregator, the “Aggregator Vehicles” and together with Titan Holdings and the Titan Vehicles, the “Investment Vehicles”), including 679,402 shares of Common Stock representing Sub Aggregator’s interest in Longhorn.

(3)
Each of BPE DIH, as a limited partner of Titan Holdings, BPEGH, as a limited partner of Titan Holdings and each of the Titan Vehicles, BPE, as the general partner of BPE DIH and BPEGH, Titan Co-Invest, as the general partner of each of the Investment Vehicles, BPEH, as an shareholder of Titan Co-Invest, BUSI, as shareholder of BPE, BHC, as indirect shareholder of BUSI, BAM, as limited partner of BPE, shareholder of BHC, and Partners, as shareholder of BAM, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the securities directly beneficially owned by Titan Holdings and/or the Titan Vehicles.  Each of BPE DIH, BPEGH, BPE, Titan Co-Invest, BPEH, BUSI, BHC, BAM and Partners disclaims beneficial ownership of all securities that are beneficially owned by Titan Holdings and/or the Titan Vehicles, except to the extent of any indirect pecuniary interest therein.

(4)
Each of BCPL and BAMPIC, as indirect owners of Longhorn and the Aggregator Vehicles, BCA, as limited partner of BAMPIC, BPFH, as limited partner of BCA, BHC, as shareholder of BPFH, BAM, as shareholder of BHC, and Partners, as shareholder of BAM, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the securities directly beneficially owned by the Aggregator Vehicles or Longhorn. Each of BCPL, BAMPIC, BCA, BPFH, BHC, BAM and Partners disclaims beneficial ownership of all securities that are beneficially owned by the Aggregator Vehicles and/or Longhorn, except to the extent of any indirect pecuniary interest therein.

(5)
The filing of this statement shall not be deemed to be an admission that, for purposes of Section 16 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, that the Reporting Persons are the beneficial owners of any securities reported herein.

(6)	Each of the Reporting Persons disclaims beneficial ownership of any securities of the Issuer except to the extent of such Reporting Person’s pecuniary interest therein.